UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2025

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

685 Third Avenue, 9th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(844) 443-6246
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 20, 2025, DocGo Inc., a Delaware corporation, filed a Current Report on Form 8-K (the “Original 8-K”) disclosing its entry into a Merger Agreement (as defined below) with STMD Merger Company, LLC, a Delaware limited liability company, the Acquired Company (as defined below), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative for the Indemnification Support Parties (as defined in the Merger Agreement), pursuant to which the Purchaser (as defined below) on October 20, 2025 has acquired the Acquired Company.

As disclosed in the Original 8-K, this Amendment No. 1 to the Original 8-K is being filed solely to include a copy of the Merger Agreement as Exhibit 2.1 to the Original 8-K. This Amendment No. 1 does not otherwise modify any other portions of the disclosure in the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2025, Ambulnz Holdings, LLC (the “Purchaser”), a Delaware limited liability company and wholly-owned subsidiary of DocGo Inc. (the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with STMD Merger Company, LLC, a Delaware limited liability company (“MergerCo”), SteadyMD, Inc., a Delaware corporation (the “Acquired Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative for the Indemnification Support Parties (as defined in the Merger Agreement), pursuant to which the Purchaser on October 20, 2025 has acquired the Acquired Company (the “Transaction”) for an aggregate purchase price of up to $25 million, consisting of $12.5 million in cash payable at the closing of the Transaction (the “Closing Purchase Price”) and up to $12.5 million as a contingent earn-out payment, payable (in cash or equity, at the Company’s election) if certain performance conditions are met. The Closing Purchase Price is subject to a customary post-closing purchase price adjustment for working capital, indebtedness, transaction expenses and certain other items. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on October 20, 2025, the Acquired Company merged with and into MergerCo with MergerCo surviving. In connection with the Transaction, all Shares, Options, and Warrants were automatically cancelled (in each case, as defined in the Merger Agreement). The Merger Agreement contains customary representations and warranties and covenants of the Acquired Company and the Purchaser and the obligation of the Indemnification Support Parties to indemnify the Purchaser for a specified period of time for breaches of certain representations and warranties.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 20, 2025, by and among Ambulnz Holdings, LLC, STMD Merger Company, LLC, SteadyMD, Inc. and Shareholder Representative Services LLC*
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Ely D. Tendler
Name:	Ely D. Tendler
Title:	General Counsel and Secretary

Date: October 20, 2025

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